UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2008, Thornburg Mortgage, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland (the “State of Maryland”) Articles Supplementary to its Articles of Incorporation (the “Articles Supplementary”), attached as Exhibit 3.1.11 hereto and incorporated by reference herein. The Articles Supplementary reclassified and designated 9,200,000 authorized but unissued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as 10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”). The reclassification increased the number of shares classified as Series F Preferred Stock from 23,000,000 shares immediately prior to the reclassification to 32,200,000 shares immediately after the reclassification, and it decreased the number of shares classified as Common Stock from 458,585,500 shares immediately prior to the reclassification to 449,385,500 shares immediately after the reclassification. The additional 9,200,000 shares of Series F Preferred Stock, designated so by the Articles Supplementary, have the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, conversion rights, specifications and other rights as set forth in the Articles Supplementary to the Company’s Articles of Incorporation filed on September 4, 2007 with the State of Maryland, incorporated herein by reference to Exhibit 3.1.10 filed on September 5, 2007 with the Company’s registration statement on Form 8-A.

Item 8.01 Other Events.

On May 20, 2005, the Company filed a registration statement (File No. 333-125125) on Form S-3 with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on June 16, 2005 (the prospectus contained therein is referred to as the “Prospectus”). On January 15, 2008, the Company filed two supplements to the Prospectus both dated January 14, 2008, (the “Prospectus Supplements”) with the SEC, one relating to the issuance and sale of 7,000,000 shares of the Common Stock (the “Common Stock Transaction”) to underwriters (the “Underwriters”) represented by UBS Securities LLC and Friedman, Billings, Ramsey & Co., Inc. (the “Representatives”), and the other relating to the issuance and sale of 8,000,000 shares of the Series F Preferred Stock (the “Preferred Stock Transaction”) to the Underwriters represented by the Representatives. In connection with the filing of the Prospectus Supplements with the SEC, the Company is filing an opinion of Heller Ehrman LLP attached as Exhibit 5.1 hereto and incorporated by reference herein.

On January 14, 2008, the Company entered into an Underwriting Agreement (the “Common Stock Agreement”) with the Representatives and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the Common Stock Transaction. The Company has granted the Underwriters the right to purchase up to an additional 1,050,000 shares of the Common Stock to cover over-allotments. The Common Stock Agreement is attached as Exhibit 1.25 hereto and incorporated by reference herein.

Also on January 14, 2008, the Company entered into an Underwriting Agreement (the “Preferred Stock Agreement”) with the Representatives and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the Preferred Stock Transaction. The Company has granted the Underwriters the right to purchase up to an additional 1,200,000 shares of the Series F Preferred Stock to cover over-allotments. The Preferred Stock Agreement is attached as Exhibit 1.26 hereto and incorporated by reference herein.

The Company will pay cumulative cash dividends on the Series F Preferred Stock, as declared by its Board of Directors, quarterly in an amount per share of Series F Preferred Stock equal to the greater of (i) $0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year) or (ii) if, with respect to any calendar quarter, the Company distributes to the holders of the Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share of the Series F Preferred Stock as the Common Stock dividend yield for that quarter. The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of the Common Stock distributed to holders of Common Stock with respect to such quarter by the average daily closing price of the Common Stock on the New York Stock Exchange (the “NYSE”) for the ten trading days immediately following the day that any Common Stock dividend is declared for that quarter.

Dividends will be payable quarterly in arrears on the 15th day of February, May, August and November of each year (or, if not a business day, the next succeeding business day) to holders of record on the last day of each of January, April, July and October immediately preceding the applicable dividend payment date. Dividends on the Series F Preferred Stock offered under the Prospectus Supplement will be cumulative from (and including) November 16, 2007. The first dividend payment date in respect of the Series F Preferred Stock to be issued pursuant to the Preferred Stock Agreement will be February 15, 2008.

Shares of the Series F Preferred Stock will be convertible at the option of the Series F Preferred Stock holder at any time into a number of shares of Common Stock determined by multiplying the number of shares of Series F Preferred Stock by the conversion rate then in effect. The conversion rate will initially be 2.1739 shares of Common Stock per share of Series F Preferred Stock, which is equivalent to an initial conversion price of $11.50 per share of Common Stock. The conversion rate is subject to adjustment upon the occurrence of certain events. On or after September 7, 2012, the Company may, at its option, require Series F Preferred Stock holders to convert the Series F Preferred Stock into that number of shares of Common Stock that are issuable at the conversion rate then in effect. The Company may exercise its conversion option only if the closing price of the Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series F Preferred Stock for at least 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to the Company’s issuance of a press release announcing the exercise of its conversion option.

If at any time both (i) the Series F Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on the NASDAQ Stock Market, Inc., and (ii) the Company is not subject to the reporting requirements of the Exchange Act, the Company will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and the Company ceases to be subject to such reporting requirements, for cash at $25.00 per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the redemption date. The Series F Preferred Stock is not redeemable prior to September 7, 2012, except as otherwise described above or in certain circumstances to enforce the limitations on ownership necessary to preserve the Company’s qualification as a REIT for federal income tax purposes. On or after September 7, 2012, the Company, at its option, may redeem the Series F Preferred Stock, in whole or in part, at any time and from time to time, at a cash redemption price equal to the $25.00 per share liquidation preference plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption.

The Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.”

The aggregate net proceeds to the Company from both transactions (after deducting underwriting discounts and estimated expenses) are estimated to be approximately $200.8 million, assuming no exercise of either of the over-allotment options.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
1.25	Underwriting Agreement, dated January 14, 2008, by and among the Company, the Manager and the Representatives (Common Stock Agreement)

1.26	Underwriting Agreement, dated January 14, 2008, by and among the Company, the Manager and the Representatives (Preferred Stock Agreement)

3.1.10	Articles Supplementary relating to the 10% Series F Cumulative Convertible Redeemable Preferred Stock, dated September 4, 2007 (incorporated herein by reference to Exhibit 3.1.10 filed on September 5, 2007 with the Company’s registration statement on Form 8-A)

3.1.11	Articles Supplementary relating to the 10% Series F Cumulative Convertible Redeemable Preferred Stock, dated January 15, 2008

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
(Registrant)

Date January 16, 2008	By	/s/ Stephen E. Newton
	Name:	Stephen E. Newton
	Title:	Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

1.25	Underwriting Agreement, dated January 14, 2008, by and among the Company, the Manager and the Representatives (Common Stock Agreement)

1.26	Underwriting Agreement, dated January 14, 2008, by and among the Company, the Manager and the Representatives (Preferred Stock Agreement)

3.1.10	Articles Supplementary relating to the 10% Series F Cumulative Convertible Redeemable Preferred Stock, dated September 4, 2007 (incorporated herein by reference to Exhibit 3.1.10 filed on September 5, 2007 with the Company’s registration statement on Form 8-A)

3.1.11	Articles Supplementary relating to the 10% Series F Cumulative Convertible Redeemable Preferred Stock, dated January 15, 2008

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1)